Exhibit 23.2


         Consent of Independent Registered Public Accounting Firm

The Board of Directors
Southern National Bancorp of Virginia, Inc.

     We consent to the use of our report on the balance sheet of 1st Service Bank at December 31, 2005 and 2004 and the statements of operations, changes in stockholders equity and cash flows for the years ended December 31, 2005 and 2004, incorporated by reference herein, and to the reference to our firm under the heading "Experts" in Item 5 of this Registration Statement on Form S-8.

/s/ Thompson, Greenspon & Co., P.C.

Fairfax, Virginia
November 13, 2006